Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2010 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Forest City Enterprises, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2010.

/s/ PricewaterhouseCoopers LLP Cleveland, Ohio
September 8, 2010